Exhibit 4

COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (this “Agreement”) is dated as of March 30, 2006 by and among Intelligroup, Inc., a New Jersey corporation (the “Company”), and each purchaser identified on the signature page hereto (each a “Purchaser” and collectively, the “Purchasers”).

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, common stock of the Company as more fully described in this Agreement; and

     WHEREAS, the Company has established a special committee of the disinterested members of the Board of Directors (the “Special Committee”) to evaluate and approve this Agreement and the transactions contemplated hereby, and the Special Committee has approved this Agreement and the transactions contemplated hereby,

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Act” means the New Jersey Shareholders Protection Act.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or a federal holiday on which the offices of the Commission are not open.

“Closing” means the closing of the sale and purchase of the Shares pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” and “SEC” each mean the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” means the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in Schedule 3.1(e) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule), (B) in connection with any grant of options to employees, officers, directors or consultants of the Company approved by the Board or compensation committee thereof, pursuant to a stock option plan duly adopted by the Board or in respect of the issuance of Common Stock upon exercise of any such options, (C) in connection with a bona fide transaction under Rule 144A placed on a firmly underwritten basis, (D) in connection with acquisitions, strategic alliances or other similar business combinations approved by the Board including at least one Investor Director, or (E) in connection with any debt financing from a bank or similar financial institution that is approved by the Board including at least one Investor Director.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Rule 144,” “Rule 144A,” “Rule 415,” and “Rule 424” means Rule 144, Rule 144A, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SAIF” means SB Asia Infrastructure Fund, L.P.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means an aggregate of 6,666,667 shares of Common Stock to be issued and sold to the Purchasers at the Closing.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest that are required to be listed in Schedule 3.1(a).

“Trading Day” means any day on which the Common Stock is listed or quoted and traded on any Eligible Market or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then any Business Day.

“Trading Market” means any Eligible Market on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Company’s transfer agent.

“Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit A, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Shares at the aggregate purchase price as indicated below such Purchaser’s name on the signature page of this Agreement. The Closing shall take place upon satisfaction or waiver of all applicable conditions in Section 5 below, or at such other time as the parties may mutually agree. The Closing shall occur at the offices of Intelligroup, Inc. or at such other location as the parties may mutually agree. The purchase price of the Shares shall be $10,000,000.00 ($1.50) per Share.

2.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) one or more stock certificates, or such other evidence of stock ownership as such Purchaser may reasonably request, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Shares indicated below such Purchaser’s name on the signature page of this Agreement, registered in the name of such Purchaser; and

(ii) duly executed Transfer Agent Instructions acknowledged by the Transfer Agent.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the purchase price for the Shares being purchased by such Purchaser, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not or could not reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, properties, liabilities (absolute, accrued, contingent or otherwise), business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

(d) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders.

(e) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(e). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except pursuant to the Common Stock Purchase Agreement dated September 29, 2004 by and among the Purchasers, and except as disclosed in Schedule 3.1(e), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(f) Contracts.

(i) Each of the Material Contracts has been filed as an exhibit to the SEC Reports and other than the Material Contracts, neither the Company nor any Subsidiary has any agreements, contracts and commitments that are material to the Company and not made in the ordinary course of business.

(ii) Except as described in Schedule 3.1(f), the Company and each Subsidiary is not materially restricted by agreement from carrying on its business anywhere in the world.

(g) Compliance. Except as set forth in Schedule 3.1(g), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made, and proposed to be made, of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, free and clear of all Liens, of which the Company and the Subsidiaries are in compliance.

(i) Certain Fees. Except for the fees due to the financial advisor engaged by the Special Committee, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(j) Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The issuance and sale of the Shares hereunder does not conflict with or violate any rules or regulations of any Trading Market. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(k) Registration Rights. Except as set forth in the Common Stock Purchase Agreement dated September 29, 2004 by and among Company and the Purchasers, as amended, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.

(l) Application of Takeover Protections. Except for the Act, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Shares and the Purchasers' ownership of the Shares.

(m) Disclosure. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or, to the best of the Company's knowledge, omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(n) Acknowledgment Regarding Purchasers' Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Shares. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have would, or could reasonably be expected to, have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received written notice that, or has knowledge that, the Intellectual Property Rights used by the Company or any Subsidiary conflicts with, or violates or infringes upon, the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company is not aware of any claim or potential claim against the Company or any Subsidiary regarding any of the Intellectual Property Rights. The Company or any Subsidiary does not, in the conduct of its business, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, known to the Company. The Company and each Subsidiary has taken reasonable steps to protect the material intellectual property of the Company. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or materially alter, any of the Company's or any Subsidiary's material rights to own any of its intellectual property or its material rights under any agreements relating to such intellectual property, nor require the consent of any governmental authority or third party in respect of any such intellectual property.

(p) Employee Benefit Plans; Employee Matters. The Company and each Subsidiary is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. To the Company's knowledge, no employees of the Company or any Subsidiary are in violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. No key employee of the Company or any Subsidiary has given written notice of resignation to the Company or any Subsidiary and, to the Company's knowledge, no key employee intends to terminate his or her employment with the Company or any Subsidiary.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(s) Environmental Laws. Except as would not have a Material Adverse Effect, the Company and each of the Subsidiaries is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.2 Representations and Warranties of the Purchaser. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

(b) Investment Intent. Such Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.

(c) Purchaser Status. At the time such Purchaser was offered the Shares it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor (reasonably acceptable to the Company) to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Shares by a Purchaser to an Affiliate of such Purchaser, provided that no registration of such transfer is required under the Securities Act. In addition, a Purchaser shall not knowingly transfer any Shares to a competitor of the Company.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of the following legend on any certificate evidencing Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Shares shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Shares is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). At such time as a legend is no longer required for certain Shares, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Shares, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from the restrictive legends set forth above. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as any Purchaser owns Shares, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.

(c) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Shares and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such required documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2 Integration. The Company shall not, and shall use its commercially reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market.

4.3 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.4 Subsequent Placements.

(a) Except for entering into a new credit agreement approved by the Company’s Board of Directors, for so long as Purchasers and/or their Affiliates hold at least 10% of the outstanding Common Stock (the “Subsequent Placement Period”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.4(a).

(i) The Company shall deliver to each Purchaser a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered in a Subsequent Placement (the “Offered Securities”), which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with Purchaser on the same terms as those set forth in the Subsequent Placement a portion of the Offered Securities based on such Purchaser’s pro rata percentage holdings of the outstanding Common Stock at the time of the Offer (the “Basic Amount”), and with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company within ten (10) Trading Day(s) after receipt of the Offer, setting forth the portion of the Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then the Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), the Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board to the extent its deems reasonably necessary.

(iii) The Company shall have sixty (60) Trading Days from the expiration of the period set forth in Section 4.4(a)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not materially more favorable to the acquiring Person or Persons or materially less favorable to the Company than those set forth in the Offer.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.4(a)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.4(a)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to such Purchaser pursuant to Section 4.4(a)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to such Purchaser in accordance with Section 4.4(a)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.4(a)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchaser and their respective counsel.

(vi) Any Offered Securities not acquired by the Purchasers or other Persons in accordance with Section 4.4(a)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(b) The restrictions contained in paragraph (a) of this Section shall not apply to Excluded Stock.

4.5 Securities Laws Disclosure; Publicity. The Company shall, on the Closing Date, issue a press release or other public disclosure acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. The Company shall, on or before the fourth Business Day following the Closing Date, file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act; provided that, to the extend permitted by law, the Company may make such disclosures and filings on a periodic report on Form 10-K or 10-Q, and the filing of such periodic report shall be deemed the “8-K Filing,” provided that such periodic report is filed on or before the fourth Business Day following the Closing Date. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchasers for their review as early as practicable prior to its filing), the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for capital expenditures and working capital purposes. Unless otherwise approved in writing by SAIF, the Company shall not use the net proceeds to redeem any Company equity or equity-equivalent securities or to settle any litigation outstanding on the Closing Date.

4.7 Inspection Rights.Purchasers shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 4.7 with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

4.8 Reports. So long as Purchasers and/or their Affiliates continue to hold at least 10% of the outstanding Common Stock, the Company shall, upon request of the Purchasers, provide Purchasers with all materials submitted to the Board at the same time and in the same manner as such materials are provided to the directors.

4.9 Board Representation.

(a) From and after the Closing until Purchasers and/or their Affiliates no longer hold at least 10% of the outstanding Common Stock, Purchasers shall have the right to designate one (1) member of the Board; from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 15% of the outstanding Common Stock, Purchasers shall have the right to designate a second member of the Board; from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 20% of the outstanding Common Stock, Purchasers shall have the right to designate a third member of the Board; from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 40% of the outstanding Common Stock, Purchasers shall have the right to designate a fourth member of the Board; and from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 50% of the outstanding Common Stock, Purchasers shall have the right to designate a fifth member of the Board (collectively, the “Investor Directors”).The Company shall recommend the election of the Investor Directors at each meeting of shareholders where the election of directors is considered and shall use its best efforts to cause the Investor Directors to be elected and re-elected to the Board. Purchasers shall have the right to remove or replace any of the Investor Directors by giving notice to such Investor Director and the Company, and the Company shall use its best efforts to effect the removal or replacement of any such Investor Director. Unless prohibited by applicable law, Investors shall have the right to have two Investor Directors, as determined by Purchasers, be members of each committee of the Board, and the Company shall use its best efforts to appoint and maintain such Investor Directors on each committee of the Board, as requested by Purchasers. Any Investor Director who is not a member of a committee of the Board shall have the right to attend all meetings of such committee as a non-voting observer.

(b) Subject to any limitations imposed by applicable law, the Investor Directors shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person’s membership on the Board, as every other non-employee member of the Board.

4.10 Restrictive Covenants. For so long as Purchasers and/or their Affiliates continue to hold at least 15% of the outstanding Common Stock, without the prior written consent of Purchasers, the Company shall not (and shall cause its respective Subsidiaries not to):

(a) purchase or redeem any securities of the Company other than pro rata from all stockholders pursuant to a tender offer;

(b) sell, transfer or otherwise dispose of all or substantially all of the Company’s assets or take any action which results in the holders of the Common Stock prior to the transaction owning less than 80% of the voting power of the Company’s capital stock after the transaction;

(c) take any action that may result in the Common Stock ceasing to be registered pursuant to Section 12 of the Exchange Act;

(d) amend the Company’s articles of incorporation or bylaws;

(e) issue any equity securities senior to the Common Stock (including as to liquidation, dividends or participation in earnings);

(f) issue any common stock or securities convertible into or exercisable for Common Stock other than to employees, directors or other service providers pursuant to plans approved by the Board;

(g) liquidate or dissolve the Company;

(h) declare or pay any dividends;

(i) change the authorized number of directors; or

(j) agree to do any of the foregoing.

4.11 Future Acquisitions. The Company acknowledges and agrees that the Board has approved any and all "business combinations" (as that term is defined in the Act) by and between the Company and any one or more of the Purchasers and/or any one or more "affiliates" and/or "associates" thereof (in each case, as the Act defines those terms) (a "Purchaser Business Combination"); provided that if the future Purchaser Business Combination would otherwise have been prohibited by the Act (a "Covered Combination"), then (1) the Company shall first obtain an opinion from a nationally-recognized financial advisor retained by and reporting to a committee of the Board (which committee is hereby authorized and shall consist solely of those Board members who, at such time, are disinterested directors) that such transaction is either fair to the shareholders of the Company from a financial point of view or necessary for the continued financial viability of the Company; and (2) in addition, if such Covered Combination is a transaction for which shareholder approval is required by law, then, such transaction must be approved by a majority of the shareholders that are unaffiliated with the Purchasers; and provided further that notwithstanding the foregoing, neither of the restrictions in clause (1) or (2) of the preceding proviso shall apply to any Purchaser Business Combination if the primary purpose of such transaction is to reincorporate the Company in another jurisdiction and following such transaction the common stock of the surviving corporation is beneficially owned by substantially the same persons and in substantially the same percentages as the common stock of the Company was beneficially owned immediately prior to the transaction.

ARTICLE V
CONDITIONS

5.1 Conditions Precedent to the Obligations of the Purchaser. The obligation of Purchasers to acquire Shares at the Closing is subject to the satisfaction or waiver by Purchasers, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

(b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Board Approval. The Board shall have taken all necessary actions to approve the Transaction Documents and the sale of the Shares in accordance with applicable laws, including the Act, as applicable.

(d) Compliance Certificate. The Company shall have delivered to Purchasers a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the conditions specified in subsections (a) and (b) of this Section 5.1 have been satisfied.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(c) Special Committee and Board Approval. The Special Committee of the Board and the Board shall have taken all necessary actions to approve the Transaction Documents and the sale of the Shares in accordance with applicable laws, including the Act, as applicable.

(d) Fairness Opinion. The Company shall have received a fairness opinion from Management Planning, Inc.

ARTICLE VI
REGISTRATION RIGHTS

6.1 Registration. With respect to the Shares, the Purchasers shall be entitled to the rights and subject to the obligations as set forth in Article VI of the Common Stock Purchase Agreement dated September 29, 2004 by and among the Company and the investors named therein, as amended by Amendment No. 1 dated as of March 21, 2005 by and among the Company and the investors named therein.

ARTICLE VII
MISCELLANEOUS

7.1 Fees and Expenses. Upon receipt of an invoice from P&A Law Offices, attorneys for SAIF, the Company shall pay legal fees of up to $10,000 to P&A Law Offices to cover SAIF’s legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Shares.

7.2 Waiver. The Purchasers hereby waive compliance by the Company with Section 4.5 of that certain Common Stock Purchase Agreement, dated as of September 29, 2004 (“2004 Agreement”), among the Purchasers and the Company, to the extent that the transactions contemplated hereby may be considered a "Subsequent Placement" for purposes of the 2004 Agreement.

7.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. Notwithstanding anything to the contrary herein, the Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Shares.

7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.

7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Shares or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement (other than the rights under Sections 4.4 and 4.7 through 4.10) to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers.” Notwithstanding anything to the contrary herein, Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Shares.

7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

7.9 Governing Law; Venue; Waiver of Jury Trail. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York. THE COMPANY AND PURCHASERS Hereby Irrevocably Submit To The Exclusive Jurisdiction Of The State And Federal Courts Sitting in The BOROUGH OF MANHATTAN, IN THE STATE OF NEW YORK for The Adjudication Of Any Dispute BROUGHT BY THE COMPANY OR ANY PURCHASER Hereunder, In Connection Herewith Or With Any Transaction Contemplated Hereby Or Discussed Herein (Including With Respect To The Enforcement Of Any Of The Transaction Documents), And Hereby Irrevocably Waive, And Agree Not To Assert In Any Suit, Action Or ProceedinG BROUGHT BY THE COMPANY OR ANY PURCHASER, Any Claim That It Is Not Personally Subject To The Jurisdiction Of Any Such Court, OR That Such Suit, Action Or Proceeding Is Improper. Each party Hereby Irrevocably Waives Personal Service Of Process And Consents To Process Being Served In Any Such Suit, Action Or Proceeding By Mailing A Copy Thereof Via Registered Or Certified Mail Or Overnight Delivery (With Evidence Of Delivery) To Such Party At The Address In Effect For Notices To It Under This Agreement And Agrees That Such Service Shall Constitute Good And Sufficient Service Of Process And Notice Thereof. Nothing Contained Herein Shall Be Deemed To Limit In Any Way Any Right To Serve Process In Any Manner Permitted By Law. The Company AND PURCHASERS Hereby Waive All Rights To A Trial By Jury.

7.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTELLIGROUP, INC.

By: /s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Chief Financial Officer

Address for Notice:

499 Thornall Street
Edison, New Jersey 08837
Facsimile No.: (732) 362-2497
Telephone No.:
Attn: Legal Department

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SB ASIA INFRASTRUCTURE FUND, L.P.

By: /s/ Andrew Y. Yan
Name: Andrew Y. Yan
Title: Authorized Signatory

Purchase Price: $5,000,000

Number of Shares to be acquired at Closing: 3,333,333

Address for Notice:

SB Asia Infrastructure Fund L.P.
Ugland House
P.O. Box 309
George Town
Grand Cayman, Cayman Islands

With a copy to:	SAIF Advisors Limited
Suites 2115-2118
2 Pacific Place
88 Queensway
Hong Kong
Facsimile No.: 852-22349116
Telephone No.: 852-219182200
Attn: Brandon Lin or Jason So

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENTURE TECH ASSETS LTD.

By: /s/ Sandeep Reddy
Name: Sandeep Reddy
Title: Director

Purchase Price: $5,000,000

Number of Shares to be acquired at Closing: 3,333,334

Address for Notice:

4 Whitcome Mews,
Richmond TW9 4BT
United Kingdom

Facsimile No.:
Telephone No.: +44-208-876-2141
Attn:

With a copy to:	Venu Chittoory
96, Dr. R K Salai, Mylapore
Chennai 600 004, India
Facsimile No.:
Telephone No.: _+91-98400-89419
Attn:

     Exhibits:

A      Transfer Agent Instructions

Exhibit A

Transfer Agent Instructions

(Company counsel to complete)

INTELLIGROUP, INC.
499 Thornall Street
Edison, NJ 08837

______________ [__], 2006

[Name of Transfer Agent]
[Address]
[Address]

Attention: [___________]

Re: Shares Issuance Instructions

Ladies and Gentlemen:

We hereby instruct you, as transfer agent of the shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Intelligroup, Inc., a New Jersey corporation (the “Company”), to issue an aggregate of [_________]shares of Common Stock (the “Shares”) pursuant to the Common Stock Purchase Agreement dated ___________ [__], 2006 (the “Agreement”) in the name of [insert name of Purchaser] (the “Purchaser”) and to deliver, on our behalf, the certificate representing the Shares to or for the account of the Purchaser. The Shares have not been registered under the Securities Act of 1933 and should include the legend listed on Exhibit A.

The Company has authorized the issuance of the Shares pursuant to the resolutions attached hereto as Exhibit B.

[Remainder of this page intentionally left blank.]

Thank you very much for your attention to the above.

Very truly yours,

INTELLIGROUP, INC.

By:	_________________________________
Vikram Gulati
Chief Executive Officer

Exhibit A

Legends

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.”

Exhibit B

RESOLUTIONS ADOPTED BY THE
BOARD OF DIRECTORS